Exhibit 23.4

March 2, 2018

Bilibili Inc. (the “Company”)

Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District

Shanghai, 200433

People’s Republic of China

+(86) 21 2509 9255

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on March 2, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Eric He
Name: Eric He